UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 19, 2025, Jaguar Health, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders of the Company. Seven proposals were submitted to and approved by the Company’s stockholders. The proposals are described in details in the Company’s proxy statement. The final results for the votes regarding each proposal are set for below.

1.

Proposal to elect three Class I directors to the Company’s board of directors to hold office for a three-year term until the annual meeting of stockholders in 2028 and until their respective successors are elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non- Votes
James J. Bochnowski	359,092	21,757	425,060
Lisa A. Conte	357,147	23,702	425,060
Jonathan B. Siegel	361,236	19,613	425,060

2.

Proposal to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
778,506	13,484	13,919	0

3.

Proposal to approve an amendment and restatement of the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 307,670 shares and extend the remaining term of the 2014 Plan to ten years, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
322,980	50,775	7,094	425,060

4.

Proposal to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”), the issuance of shares of Common Stock issuable upon exchange of shares of the Series L Perpetual Preferred Stock, par value $0.0001 per share (the “Series L Preferred Stock”) issued to certain accredited investors, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
321,407	44,749	14,693	425,060

5.

Proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of shares of Common Stock issuable upon exchange of shares of the Series M Perpetual Preferred Stock, par value $0.0001 per share (the “Series M Preferred Stock”) issued to certain accredited investors, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
321,358	43,522	15,969	425,060

6.

Proposal to approve, for purposes of Nasdaq Listing Rules 5635(c) and 5635(d), the issuance of up to an aggregate of 1,409,732 shares of Common Stock upon conversion of certain of the 6% convertible promissory notes and exercise of related warrants to purchase shares of Common Stock issued by the Company pursuant to the note exchange and warrant purchase agreements, dated June 24, 2025, between the Company and the purchasers named therein, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
330,741	42,897	7,211	425,060

7.

Proposal to approve a proposal to grant discretionary authority for the Company to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve proposals 3, 4, 5 and 6, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
335,349	37,164	8,336	425,060

Item 7.01.	Regulation FD Disclosure.

On August 19, 2025, the Company issued a press release announcing the results of the Annual Meeting, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 19, 2025.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	Chief Executive Officer & President

Date: August 19, 2025